Exhibit 32.1
Section 1350 Certification

In connection with the Quarterly Report on Form 10-Q of CD International Enterprises, Inc., (the "Company") for the quarterly period ended June 30, 2012 as filed with the Securities and Exchange Commission (the "Report"), I, Yuejian (James) Wang, Chief Executive Officer of the Company, and I, Hernan Grant Welch, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2012	/s/ Yuejian (James) Wang
Yuejian (James) Wang Chairman, President and Chief Executive Officer

Date: August 14, 2012	/s/ Hernan Grant Welch
Hernan Grant Welch Executive Vice President and Chief Financial Officer

This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Exchange Act. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference. A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.